UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
October 31, 2007

OPLINK COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-31581 (Commission File Number)	No. 77-0411346 (I.R.S. Employer Identification No.)
46335 Landing Parkway, Fremont, CA 94538
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (510) 933-7200
Not Applicable
(former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     This Form 8-K/A is filed as an amendment (Amendment No. 1) to the Current Report on Form 8-K dated October 31, 2007 as filed by Oplink Communications, Inc. (the “Company” or “Oplink”) to include the financial information required under Item 9.01.
     On June 5, 2007, Oplink consummated its acquisition from The Furukawa Electric Co., Ltd. (“Furukawa”) of Furukawa’s majority interest in Optical Communication Products, Inc. (“OCP”). Oplink acquired all 66,000,000 shares of OCP common stock held by Furukawa, constituting approximately 58% of OCP’s outstanding shares in common stock (“Step 1”), in exchange for $84,150,000 in cash and 857,258 shares of Oplink common stock.
     On October 31, 2007, Oplink completed the acquisition of the remaining 42% of outstanding shares in common stock of OCP (“Step 2”) that it did not already own, by means of a merger between OCP and a wholly-owned subsidiary of Oplink. The merger was approved on October 31, 2007 by OCP shareholders holding more than two thirds of OCP common stock not held by Oplink. The merger became effective immediately after the close of trading on October 31, 2007. As a result of the merger, OCP became a wholly-owned subsidiary of Oplink. Pursuant to the merger agreement, Oplink paid $1.65 per share in cash, or approximately $79 million in the aggregate, to former holders of the 42% of OCP common stock not held by Oplink. In connection with the merger, Oplink assumed all outstanding stock options issued pursuant to OCP’s stock option plans. The assumed options were converted into a lesser number of options to purchase shares of Oplink common stock according to conversion terms stated in the merger agreement.
     This Amendment No. 1 to the Current Report on Form 8-K is being filed as a result of the transaction.
     The unaudited pro forma condensed consolidated balance sheet as of September 30, 2007 is presented as if Step 2 had occurred on September 30, 2007. The unaudited pro forma condensed consolidated statement of operations for the three month period ended September 30, 2007 is presented as if Step 2 had occurred on July 1, 2007. The unaudited pro forma condensed combined consolidated statement of operations for the twelve month period ended June 30, 2007 is presented as if both Step 1 and Step 2 had taken place on July 1, 2006.
     The unaudited pro forma condensed consolidated financial statements are not intended to represent or be indicative of the consolidated results of operations or financial position of Oplink that would have been reported had Step 2 been completed as of the dates presented, and should not be taken as representative of the future consolidated results of operations or financial position of Oplink. The unaudited pro forma condensed consolidated financial statements do not reflect any operating efficiencies and cost savings that Oplink may achieve and conversely, do not reflect operating inefficiencies or revenue attrition that may occur. The unaudited pro forma condensed consolidated financial statements should be read in conjunction with Oplink’s historical consolidated financial statements and accompanying notes included in Oplink’s annual report on Form 10-K for the year ended June 30, 2007 and quarterly report on Form 10-Q for the quarter ended September 30, 2007 and OCP’s historical condensed consolidated financial statements and accompanying notes included in OCP’s quarterly reports on Form 10-Q for the quarters ended December 31, 2006, March 31, 2007 and June 30, 2007 and OCP’s historical consolidated financial statements and accompanying notes included in OCP’s annual report on Form 10-K for the year ended September 30, 2006.
Item 9.01 Financial Statements and Exhibits
     (a) Financial statements of business acquired
     Not applicable
     (b) Pro forma financial information
     The unaudited pro forma condensed consolidated statement of operations for the three months ended September 30, 2007, the unaudited pro forma condensed combined consolidated statement of operations for the twelve months ended June 30, 2007 and the unaudited pro forma condensed consolidated balance sheet as of September 30, 2007 with respect to the transaction are filed as Exhibit 99.3 to this Amendment No.1.
     (c) Not Applicable
     (d) Exhibits
99.3	Unaudited pro forma condensed consolidated statement of operations for the three months ended September 30, 2007, unaudited pro forma condensed combined consolidated statement of operations for the twelve months ended June 30, 2007 and unaudited pro forma condensed consolidated balance sheet as of September 30, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Amendment No.1 to be signed on its behalf by the undersigned hereunto duly authorized.

Oplink Communications, Inc.
Dated: January 11, 2008	/s/ Shirley Yin
Shirley Yin
Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit Index
99.3	Unaudited pro forma condensed consolidated statement of operations for the three months ended September 30, 2007, unaudited pro forma condensed combined consolidated statement of operations for the twelve months ended June 30, 2007 and unaudited pro forma condensed consolidated balance sheet as of September 30, 2007.